EXHIBIT 10.82

PREPARED BY:	)
)
Anderson, McCoy & Orta, P.C.	)
100 N. Broadway, Suite 2600)
Oklahoma City, Oklahoma 73102)
Attn: Mike Anderson	)
Loan No. 50-2855974)

Tax Parcel No. 02-28-201-003

ASSUMPTION AGREEMENT

This Assumption Agreement (“Assumption Agreement”) is made this 25th of August, 2011, by U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, N.A., AS TRUSTEE, SUCCESSOR TO WELLS FARGO BANK, N.A., AS TRUSTEE, FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C27 (“Noteholder”), Crossroads Bolingbrook, LLC, an Illinois limited liability company and RES Crossroads Bolingbrook, LLC, a Delaware limited liability company (collectively tenant-in-common “Borrower”), Robert E. Smietana, John E. Shaffer and Melissa S. Pielet, each an individual (collectively “Original Guarantor”), IIT Bolingbrook - Park 55 DC LLC, a Delaware limited liability company (“Assumptor”), and Industrial Income Trust, Inc., a Maryland corporation (“New Guarantor”).

RECITALS

A.	Noteholder’s predecessor in interest, Wachovia Bank, National Association (“Original Lender”), made a loan to Borrower in the original principal amount of Six Million Three Hundred Fifty Thousand and no/100 Dollars ($6,350,000.00) (“Loan”), under the terms and provisions set forth in the following loan documents, all of which are dated as of June 23, 2006, unless otherwise noted:

1.	Promissory Note (“Note”) in the original principal amount of the Loan, made by Borrower and payable to Original Lender;

2.

Mortgage, Security Agreement and Fixture Filing executed by Borrower to Original Lender which secures the Note and other obligations of Borrower (“Mortgage”), and which Mortgage was recorded on June 28, 2006, as Document No. R2006106022 with the Will County Recorder, State of Illinois (“Official Records”), the Original Lender’s interest under which was assigned to Noteholder by instrument recorded on August 13, 2009, as Document No.

R2009099024, in the Official Records. The land, improvements and other real property which are subject to the Mortgage are hereinafter referred to as the “Property” and the equipment, machinery and other personal property which are subject to the Mortgage are hereinafter referred to as the “Collateral”;

3.	Assignment of Leases and Rents executed by Borrower, which was recorded on June 28, 2006, as Document No. R2006106023, with the Official Records, the Original Lender’s interest under which was assigned to Noteholder by instrument recorded on August 13, 2009, as Document No. R2009099024 in the Official Records;

4.	Indemnity and Guaranty Agreements executed by the three Original Guarantors (“Guaranty”);

5.	Environmental Indemnity Agreement executed by Borrower and Original Guarantor (“Environmental Agreement”);

6.	Letter of Credit in the amount of $100,000.00;

7.	UCC-1 Financing Statement filed on July 11, 2006, as Document No. R2006112540/U2006000415 with the Official Records (“County UCC”);

8.	UCC-1 Financing Statement filed on June 29, 2006, as Instrument 62247500, with the Delaware Secretary of State (“State UCC”); and,

9.	UCC-1 Financing Statement filed on June 29, 2006, as Instrument 11108369 FS with the Illinois Secretary of State (“State UCC”).

The above documents and any other loan documents executed by Borrower, including, in each case, any prior amendments thereto, together with this Assumption Agreement are hereinafter collectively defined as the “Loan Documents”.

B.	As of August 19, 2011:

The principal balance outstanding under the Note was $6,345,063.95;

1.	Accrued interest on the Note has been paid through August 10, 2011;

2.	The balance in the tax escrow reserve (as defined in Section 2.4 of the Mortgage) was $-0-;

3.	The balance in the insurance escrow reserve (as defined in Section 2.3 of the Mortgage) was $-0-; and,

4.	The balance in the rollover reserve (as defined in Article III of the Mortgage) was $-0-.

C.	Borrower has sold and conveyed the Property and the Collateral to Assumptor, or is about to sell and convey the Property and the Collateral to Assumptor, and both parties desire to obtain from Noteholder a waiver of any right Noteholder may have under the Loan Documents to accelerate the Maturity Date of the Note by virtue of such conveyance.

D.	Subject to the terms and conditions hereof, Noteholder is willing to consent to the sale and conveyance of the Property and the Collateral, and to waive any right of acceleration of the Maturity Date of the Note upon assumption by Assumptor of all obligations of Borrower under the Loan Documents.

NOW THEREFORE, FOR VALUABLE CONSIDERATION, including, without limitation, the mutual covenants and promises contained herein, the parties agree as follows:

1.	Incorporation. The foregoing recitals are incorporated herein by this reference.

2.	Assumption Fee. As consideration for Noteholder’s execution of this Assumption Agreement and in addition to any other sums due hereunder, Borrower and Assumptor agree to pay Noteholder or Noteholder’s servicer(s) (all as set forth in the escrow instructions to be executed in connection with the closing of this assumption) an assumption fee of $31,725.32 (.50% of the loan balance), due on execution of this Assumption Agreement by Noteholder.

3.	Conditions Precedent. The following are conditions precedent to Noteholder’s obligations under this Assumption Agreement:

a.	The irrevocable commitment of First American Title Insurance Company (“Title Company”) to issue CLTA 110.5, CLTA 104.8 and CLTA 111.4 (or equivalent) endorsements to Chicago Title Company’s Title Policy No. 1301 000322200, dated June 28, 2006 (“Existing Title Policy”), in each case in form and substance acceptable to Noteholder and without deletions or exceptions other than as expressly approved by Noteholder in writing, or the irrevocable commitment of a title company approved by Noteholder to issue a new policy identical to Existing Title Policy, insuring Noteholder that the priority and validity of the Mortgage has not been and will not be impaired by this Assumption Agreement, the conveyance of the Property, or the transaction contemplated hereby;

b.

Receipt and approval by Noteholder of: (i) the executed original of this Assumption Agreement; (ii) an executed original of a Memorandum of Assumption Agreement in the form attached hereto as EXHIBIT A and otherwise in form and substance acceptable to Noteholder (“Memorandum of Assumption Agreement”); and (iii) any other documents and agreements which are required pursuant to this Assumption Agreement, in form and content acceptable to Noteholder;

c.	Recordation in the Official Records of the Memorandum of Assumption Agreement, together with such other documents and agreements, if any, required pursuant to this Assumption Agreement or which Noteholder has requested to be recorded or filed;

d.	Delivery to Noteholder of UCC-1 Financing Statements in proper form for filing in the appropriate jurisdictions as determined by Noteholder, which Assumptor expressly authorizes Noteholder to file;

e.	Execution and delivery to Noteholder by New Guarantor of an Indemnity and Guaranty Agreement (“New Guaranty”) in favor of Noteholder and in form and substance acceptable to Noteholder, pursuant to which New Guarantor irrevocably guarantees payment for certain matters under the Note as more specifically set forth in the New Guaranty;

f.	Execution and delivery to Noteholder by Assumptor and New Guarantor of Environmental Indemnity Agreement (“New Environmental Agreement”) in favor of Noteholder and in form and substance acceptable to Noteholder;

g.	Delivery to Noteholder of the organizational documents and evidence of good standing of Assumptor, its constituent parties, and of New Guarantor, together with such resolutions or certificates as Noteholder may require, in form and content acceptable to Noteholder, authorizing the assumption of the Loan and executed by the appropriate persons and/or entities on behalf of Assumptor and New Guarantor;

h.	The representations and warranties contained herein are true and correct;

i.	Receipt by Noteholder of evidence of insurance in compliance with the Mortgage, including certificates of insurance evidencing Assumptor’s casualty insurance policy (ACORD 27) and comprehensive liability insurance policy (ACORD 25) with respect to the Property, each in form and amount reasonably satisfactory to Noteholder, with the annual premium for same to be paid at closing. Furthermore, to the extent such insurance is approved by Noteholder for closing purposes without the inclusion of a Loss Payable Endorsement, Assumptor agrees to provide to Noteholder, within thirty (30) days hereof, satisfactory evidence of such endorsement to Noteholder;

j.	Receipt by Noteholder of a copy of the special warranty deed by which title to the Property will be conveyed to Assumptor, and the purchase and sale agreement documenting the sale of the Property to Assumptor;

k.	Receipt by Noteholder of an executed assignment of the purchaser’s interest in the purchase and sale agreement for the Property from the purchaser named therein to Assumptor;

l.	Receipt by Noteholder of an executed Form W-9 for Assumptor;

m.	Receipt by Noteholder of a copy of the new property management agreement for the Property in form and substance, and with a manager, acceptable to Noteholder, along with an executed assignment of management agreement acceptable to Noteholder;

n.	Noteholder shall have received such opinions of counsel as may be required by Noteholder’s counsel or the Loan Documents, addressed to Noteholder with respect to the enforceability, due execution and compliance of this Assumption Agreement, the transfer to Assumptor, and the transactions referenced herein with the provisions of the Internal Revenue Code as the same pertain to real estate mortgage investment conduits;

o.	Noteholder shall have received opinions of counsel to Assumptor and New Guarantor opining with respect to (i) the validity and enforceability of this Assumption Agreement and the terms and provisions hereof, and any other agreement executed in connection with the transactions contemplated hereby, (ii) the authority of the Assumptor and New Guarantor (and any constituents thereof), to execute and deliver this Assumption Agreement and perform their obligations under the Note and other Loan Documents, and (iii) such other matters as reasonably requested by the Noteholder;

p.	Payment of the assumption fee provided for in Section 2 above;

q.	Borrower’s or Assumptor’s reimbursement to Noteholder of Noteholder’s costs and expenses incurred in connection with this Assumption Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, escrow and recording fees, attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges, whether such services are furnished by Noteholder’s employees, agents or independent contractors; and,

r.	Assumptor shall have provided to Noteholder a satisfactory letter of credit in the amount of $100,000.00, in compliance with and to be held pursuant to Section 3.5 of the Mortgage.

4.	Effective Date. The effective date of this Assumption Agreement shall be the date the Memorandum of Assumption Agreement is recorded in the Official Records (“Effective Date”).

5.	Assumption. Assumptor hereby assumes and agrees to pay when due all sums due or to become due or owing under the Note, the Mortgage and the other Loan Documents and shall hereafter faithfully perform all of Borrower’s obligations under and be bound by all of the provisions of the Loan Documents and assumes all liabilities of Borrower under the Loan Documents as if Assumptor were an original signatory thereto, but subject in all events to the exculpation provisions of Section 3.6 of the Note. The execution of this Assumption Agreement by Assumptor shall be deemed its execution of the Note, the Mortgage and the other Loan Documents.

6.	Partial Release of Borrower; Release of Noteholder. Noteholder hereby releases (on the Effective Date) Borrower from liability under the Loan Documents other than this Assumption Agreement; provided however, that the parties hereby acknowledge and agree that Borrower is expressly not released from and nothing contained herein is intended to limit, impair, terminate or revoke, any of Borrower’s obligations with respect to the matters set forth in the Note, to the extent the same arise out of or in connection with any act or omission occurring on or before the Effective Date (the “Retained Obligations”), and that such obligations shall continue in full force and effect in accordance with the terms and provisions thereof and hereof. Borrower’s obligations under the Loan Documents with respect to the Retained Obligations shall not be discharged or reduced by any extension, amendment, renewal or modification to, the Note, the Mortgage or any other Loan Documents, including, without limitation, changes to the terms of repayment thereof, modifications, extensions or renewals of repayment dates, releases or subordinations of security in whole or in part, changes in the interest rate or advances of additional funds by Noteholder in its discretion for purposes related to those set forth in the Loan Documents. Each of Borrower, Original Guarantor, Assumptor and New Guarantor hereby fully releases (on the Effective Date) Noteholder and any servicer(s) of the Loan from any liability of any kind arising out of or in connection with the Loan or the Loan Documents other than this Assumption Agreement. Each of Borrower, Original Guarantor, Assumptor and New Guarantor after consultation with its respective attorney, hereby expressly waives the benefits of the provisions of applicable law, if any, which provides to the effect that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which, if known by him or her, must have materially affected his or her settlement with the debtor.”

From time to time without first requiring performance on the part of Assumptor, Noteholder may look to and require performance by Borrower of all Retained Obligations. Borrower waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor of all or any part of the indebtedness now existing or hereafter arising under the Loan Documents.

7.	Confirmation of Guaranty; Partial Release of Original Guarantor. Nothing contained herein is intended to limit, impair, terminate or revoke Original Guarantor’s obligations under the Guaranty to the extent the same arise out of or in connection with any act or omission occurring on or before the Effective Date and such obligations shall continue in full force and effect in accordance with the terms and provisions of the Guaranty; provided, however, Noteholder hereby releases Original Guarantor from its obligations under the Guaranty to the extent the same arise out of or in connection with any act or omission occurring after the Effective Date.

8.	Representations and Warranties.

a.	Assignment. Borrower and Assumptor each hereby represents and warrants to Noteholder that Borrower has irrevocably and unconditionally transferred and assigned to Assumptor all of Borrower’s right, title and interest in and to:

i.	The Property and the Collateral;

ii.	The Loan Documents;

iii.	All leases related to the Property or the Collateral;

iv.	Assumptor shall obtain its own casualty and liability insurance policies relating to the Property or the Collateral;

v.	All reciprocal easement agreements, operating agreements, and declarations of conditions, covenants and restrictions related to the Property;

vi.	All prepaid rents and security deposits, if any, held by Borrower in connection with leases of any part of the Property or the Collateral; and

vii.	All funds, if any, deposited in impound accounts held by or for the benefit of Noteholder pursuant to the terms of the Loan Documents.

Borrower and Assumptor each hereby further represents and warrants to Noteholder that no consent to the transfer of the Property and the Collateral to

Assumptor is required under any agreement to which Borrower or Assumptor is a party, including, without limitation, under any lease, operating agreement, mortgage or security instrument (other than the Loan Documents), or if such consent is required, that the parties have obtained all such consents.

b.	No Defaults. Assumptor hereby represents and warrants, to the best of its knowledge, that no default, event of default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents, as modified by this Assumption Agreement, and all of its representations and warranties herein are true and correct. Borrower hereby represents and warrants, to the best of its knowledge, that no default, event of default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents, as modified by this Assumption Agreement, and all of its representations and warranties herein and in the other Loan Documents are true and correct.

c.	Loan Documents. Assumptor represents and warrants to Noteholder that Assumptor has actual knowledge of all terms and conditions of the Loan Documents, and agrees that Noteholder has no obligation or duty to provide any information to Assumptor regarding the terms and conditions of the Loan Documents. Assumptor further agrees that all representations, agreements and warranties in the Mortgage and Note regarding Borrower, its status, authority, financial condition and business shall apply to Assumptor as of the date hereof, as though Assumptor were the borrower originally named in the Loan Documents, it being understood that Assumptor is making no representation as to whether such matters are accurate prior to the date hereof or with respect to Borrower or any financial or other information provided by Borrower. Assumptor further understands and acknowledges that, except as expressly provided in a writing executed by Noteholder, Noteholder has not waived any right of Noteholder or obligation of Borrower or Assumptor under the Loan Documents and Noteholder has not agreed to any modification of any provision of any Loan Document or to any extension of the Loan.

d.	Financial Statements. Assumptor represents and warrants to Noteholder that the financial statements of Assumptor, of each member of Assumptor and of each New Guarantor, if any, previously delivered by Borrower, Assumptor or any of such parties to Noteholder: (i) are materially complete and correct; (ii) present fairly the financial condition of each of such parties; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied or other accounting standards approved by Noteholder. Assumptor further represents and warrants to Noteholder that, since the date of such financial statements, there has been no material adverse change in the financial condition of any of such parties, nor have any assets or properties reflected on such financial statements been sold, transferred, assigned, mortgaged, pledged or encumbered except as previously disclosed in writing by Assumptor to Noteholder and approved in writing by Noteholder.

e.	Reports. Assumptor represents and warrants to Noteholder that, to Assumptor’s actual knowledge, all reports, documents, instruments and information delivered to Noteholder by Assumptor in connection with Assumptor’s assumption of the Loan: (i) are correct and sufficiently complete to give Noteholder accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

f.	Assumptor Location. Assumptor represents and warrants that its chief executive office is located at the following address: 518 17th Street, 17th Floor, Denver, Colorado 80202. Assumptor represents and warrants that its state of formation is Delaware. All organizational documents of Assumptor delivered to Noteholder are complete and accurate in every respect. Assumptor’s legal name is exactly as shown on page one of this Assumption Agreement. Assumptor shall not change Assumptor’s name or, as applicable, Assumptor’s chief executive office, or the jurisdiction in which Assumptor is organized, without giving Noteholder at least 30 days’ prior written notice.

g.	No Adverse Change. Assumptor and New Guarantor, each as to itself only, represent and warrant to Noteholder that since the date of the financial statements for Assumptor and New Guarantor submitted by Assumptor in connection with its application to assume the Loan, there has occurred no adverse change in the financial condition of Assumptor or New Guarantor.

h.	No Pledge of Equity Interests. Assumptor and New Guarantor represent and warrant to Noteholder that no equity interest in Assumptor or in the member of Assumptor has been pledged, hypothecated or otherwise encumbered as security for any obligation, and that no portion of the capital contributed to Assumptor, directly or indirectly, in connection with Assumptor’s acquisition of the Property consists of borrowed funds.

i.	Embargoed Person. Assumptor and New Guarantor represent and warrant that none of the funds or other assets of Assumptor or New Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Economic Powers Act, 50 U.S.C. §§ 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et. seq., and any Executive Orders or regulations promulgated thereunder, including those related to Specially Designated Nationals and Specially Designated Global Terrorists (“Embargoed Person”) and further warrant and represent that no Embargoed Person has any interest of any nature whatsoever in Assumptor or New Guarantor with the result that the investment in Assumptor (whether directly or indirectly) is prohibited by law.

9.	Waiver of Acceleration. Noteholder hereby consents to the sale and conveyance of the Property and Collateral and agrees that it shall not exercise its right to cause all sums secured by the Mortgage to become immediately due and payable because of the conveyance of the Property and the Collateral from Borrower to Assumptor; provided, however, Noteholder reserves its right under the terms of the Mortgage or any other Loan Document to accelerate all principal and interest in the event of any subsequent sale, transfer, encumbrance or other conveyance of the Property, the Collateral or any interest in Assumptor, except as permitted by the Loan Documents.

10.	Hazardous Materials. Without in any way limiting any other provision of this Assumption Agreement, Assumptor and Borrower expressly reaffirm as of the date hereof, and Assumptor reaffirms continuing hereafter: (a) each and every representation and warranty in the Loan Documents respecting “Hazardous Materials”; and (b) each and every covenant and indemnity in the Loan Documents respecting “Hazardous Materials”.

11.	Multiple Parties. If more than one person or entity has signed this Assumption Agreement as Assumptor or Borrower, then all references in this Assumption Agreement to Assumptor or Borrower shall mean each and all of the persons so signing, as applicable. The liability of all persons and entities signing shall be joint and several with all others similarly liable.

12.	Confirmation of Security Interest. Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Loan Document or the priority of that lien, charge or encumbrance. All assignments and transfers by Borrower to Assumptor are subject to any security interest(s) held by Noteholder.

13.	Notices. All notices to be given to Assumptor pursuant to the Loan Documents shall be addressed as follows:

IIT Bolingbrook - Park 55 DC LLC

518 17th Street, 17th Floor

Denver, Colorado 80202

Attn: Tom McGonagle

Telephone: 303-226-9891

14.	Integration; Interpretation. The Loan Documents, including this Assumption Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations. The Loan Documents shall not be modified except by written instrument executed by Noteholder and Assumptor. Any reference in any of the Loan Documents to the property or the Collateral shall include all or any parts of the Property or the Collateral.

15.	Successors and Assigns. This Assumption Agreement is binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties but subject to all prohibitions of transfers contained in any Loan Document.

16.	Attorneys’ Fees; Enforcement. If any attorney is engaged by Noteholder to enforce, construe or defend any provision of this Assumption Agreement, or as a consequence of any default under or breach of this Assumption Agreement, with or without the filing of any legal action or proceeding, Assumptor shall pay to Noteholder, upon demand, the amount of all attorneys’ fees and costs reasonably incurred by Noteholder in connection therewith, together with interest thereon from the date of such demand at the rate of interest applicable to the principal balance of the Note as specified therein.

17.	Right of Transfer of Property. The parties acknowledge that Section 2.9 of the Mortgage provides that Noteholder shall consent to the voluntary sale or exchange of all of the Property, all subject, however, to the terms and conditions set forth therein. The parties agree that this Assumption Agreement and the actions to be taken as contemplated herein shall constitute one such consent.

18.	Deferred Maintenance. Assumptor covenants and agrees that it will, within 90 days of the Closing Date, repair or cause to have repaired, in a good and workmanlike manner, all items listed as deferred maintenance on that certain Standard Inspection Form dated March 24, 2011 issued by Strategic Asset Services, LLC (the “Deferred Maintenance”). In the event that Assumptor has not completed the Deferred Maintenance within such 90 day period, such failure will only constitute an Event of Default if Assumptor is not diligently pursuing such completion. In any event, the completion of such Deferred Maintenance shall cure any Event of Default related thereto at the time of completion.

19.	Miscellaneous.

a.

This Assumption Agreement shall be governed and interpreted in accordance with the laws of the jurisdiction(s) specified in the other Loan Documents as governing the other Loan Documents. In any action brought or arising out of this Assumption Agreement, Borrower and Assumptor, and general partners, members and joint venturers of them, hereby consent to the jurisdiction of any state or federal court having proper venue as specified in the other Loan Documents and also consent to the service of process by any means authorized by the law of such jurisdiction(s). Except as expressly provided otherwise herein, all terms used herein shall have the meaning given to them in the Loan Documents. Time is of the essence of each term of the Loan Documents, including this Assumption Agreement. If any provision of this Assumption Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had not been a part thereof.

b.	Nothing contained in this Agreement shall be construed to impose any liability on New Guarantor for any obligations therein or under the Loan Documents (other than the New Guaranty and the New Environmental Indemnity) it being understood that New Guarantor’s obligations are limited to those set forth in the New Guaranty and the New Environmental Indemnity.

20.	Counterparts. This Assumption Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original and all of which taken together will be deemed to be one and the same instrument.

21.	Amendment to Mortgage. As of the Effective Date the parties hereby amend the Mortgage as follows:

a.	Section 1.21 is deleted in its entirety.

b.	Section 2.9(c) is deleted in its entirety and replaced with the following:

Notwithstanding the foregoing or any other provision hereunder to the contrary, the following Transfers shall be permitted and shall not be deemed prohibited Transfers (and each shall be permitted hereunder without the consent of the Lender or payment of any assumption fee and without any confirmation that there will not be an Adverse Rating Impact): (i) Transfers by holders of direct or indirect interests (each an “Interest Holder”) in IIT Bolingbrook Park 55 DC, LLC (“New Borrower”), including those interests held, directly or indirectly, by Industrial Income Trust Inc. (“IIT”) or Industrial Income Operating Partnership (“IIOP”) to another person or entity who is not an Interest Holder; (ii) any Transfer or issuance, from time to time, of any securities in IIT, or any operating units in IIOP; (iii) any Transfer or issuance from time to time, of the shares of stock or assets in IIT or IIOP; (iv) any Transfer by operation of law resulting from the merger, consolidation, or non-bankruptcy reorganization, of IIT or IIOP; (v) the issuance, Transfer or listing of the securities in IIT or IIOP on a national securities exchange; or (vi) the conversion of IIT or IIOP into an “Open End Fund”. In any event, all Transfers pursuant to this Section 2.9(c) shall be subject to IIT and IIOP continuing to maintain Control over New Borrower. “Control” shall mean the ownership, directly or indirectly, of twenty percent (20%) or more of all equity interests in New Borrower as well as the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of New Borrower and the day to day operations of the Property.

c.	Section 2.29(a) is amended to:

i)	Delete from subsection (2) “(including, without limitation, any co-tenancy agreement between any of the entities comprising Borrower)”;

ii)	Delete from subsection (5) “other than in respect to the joint and several liability each individual Borrower has with respect to the Loan, Leases and other agreements with respect to the Property,”;

iii)	Add to subsection (7) “, sale” after the word “management”;

iv)	Delete from subsection (9) “thirty (30)” and replace it with “sixty (60)” and delete “and in an aggregate amount outstanding at any time not to exceed five percent (5.0%) of the existing principal balance of the Note”;

v)	Delete from subsection (14) “with the exception of funds held in one or more bank accounts for the joint benefit of the entities comprising Borrower to hold rents and other revenues,” and add to the end of said subsection “; except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as the consolidated financial statements contain a generic note saying that the mortgage indebtedness of the consolidated entities is generally nonrecourse debt of separate real property owning entities;”;

vi)	Delete from subsection (16) “as” and replace it with “to the extent”;

vii)	Delete subsection (18) in its entirety;

viii)	Delete from subsection (19) “except for funds held in the accounts mentioned in (14) above,”;

ix)	Delete from subsection (20) “except for funds held in the accounts mentioned in (14) above,”;

x)	Delete from subsection (21) “other than in respect to the joint and several liability each individual Borrower has with respect to the Loan, Leases and other agreements with respect to the Property,”;

xi)	Delete section (22) in its entirety;

xii)	Delete from subsection (23) “except for funds held in the accounts mentioned in (14) above” and “including salaries of its employees,”;

xiii)	Add to the beginning of subsection (24) “to the extent that Borrower uses stationery, invoices or checks,”.

d.	Section 2.33 is deleted in its entirety.

e.	The text of section 4.1(n) is deleted in its entirety and replaced with “Borrower fails to enter into, implement or otherwise cooperate in the implementation of the Cash Management Agreement on or before the Optional Prepayment Determination Date.”

f.	The last sentence of Section 6.5 is deleted in its entirety.

22.	Amendment to Note. As of the Effective Date the parties hereby amend the subsection 3.6(c) of the Note to:

i)	Add to the very end of subsection (iv) “which are not either applied to the ordinary and necessary expenses of owning and operating the Property or paid to the Lender”;
ii)	Delete subsection (xi) in its entirety.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Noteholder, Assumptor, New Guarantor, Borrower, and Original Guarantor have caused this Assumption Agreement to be duly executed as of the date first above written.

NOTEHOLDER:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, N.A., AS TRUSTEE, SUCCESSOR TO WELLS FARGO BANK, N.A., AS TRUSTEE, FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C27

By:	Wells Fargo, N.A., as successor by merger to Wachovia Bank, N.A., solely in its capacity as Master Servicer, as authorized under that certain Pooling and Servicing Agreement dated as of August 1, 2006

	By:	/s/ Tracy Mills-Smith
	Name:	Tracy Mills-Smith
	Title:	Vice President

ASSUMPTOR:

IIT Bolingbrook - Park 55 DC LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC, a Delaware limited liability company, Its Sole Member

	By:	Industrial Income Operating Partnership LP, a Delaware limited partnership, Its Sole Member

	By:	Industrial Income Trust Inc., a Maryland corporation, Its General Partner

		By:	/s/ Thomas G. McGonagle
		Name:	Thomas G. McGonagle
		Title:	CFO

NEW GUARANTOR:

Industrial Income Trust, Inc., a Maryland corporation

By:	/s/ Thomas G. McGonagle
	Name:	Thomas G. McGonagle
	Title:	CFO

BORROWER:

Crossroads Bolingbrook, LLC, an Illinois limited liability company

By:	/s/ John E. Shaffer
Name:	John E. Shaffer
Title:	Authorized Member of Board of Managers

RES Crossroads Bolingbrook, LLC, a Delaware limited liability company

By:	/s/ John E. Shaffer
Name:	John E. Shaffer
Title:	Manager

ORIGINAL GUARANTOR:

/s/ Robert E. Smietana
Robert E. Smietana, Individually

/s/ John E. Shaffer
John E. Shaffer, Individually

/s/ Melissa S. Pielet
Melissa S. Pielet, Individually

ACKNOWLEDGMENT OF NOTEHOLDER

STATE OF CALIFORNIA	)
	)	ss
COUNTY OF ALAMEDA	)

On August 23 , 2011, before me, Wayne Ventus, Jr.,, the undersigned Notary Public in and for said County and State, personally appeared Tracy Mills-Smith, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Wayne Ventus, Jr.
Notary Public

My Commission Expires:

    June 9, 2015

ACKNOWLEDGMENT OF ASSUMPTOR

STATE OF Colorado	)
	)	ss
COUNTY OF Denver	)

On August 23, 2011, before me, the undersigned Notary Public in and for said County and State, personally appeared Thomas G. McGonagle, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Wendy E. Casady
Notary Public

My Commission Expires:

    January 29, 2014

ACKNOWLEDGMENT OF NEW GUARANTOR

STATE OF Colorado	)
	)	ss
COUNTY OF Denver	)

On August 23, 2011, before me, the undersigned Notary Public in and for said County and State, personally appeared Thomas G. McGonagle, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Wendy E. Casady
Notary Public

My Commission Expires:

    January 29, 2014

ACKNOWLEDGMENT OF BORROWER

STATE OF Illinois	)
	)	ss
COUNTY OF Cook	)

On August 24, 2011, before me, the undersigned Notary Public in and for said County and State, personally appeared John E. Shaffer, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Grace Fill
Notary Public

My Commission Expires:

    July 28, 2013

ACKNOWLEDGMENT OF ORIGINAL GUARANTOR

STATE OF Illinois	)
	)	ss
COUNTY OF Cook	)

On August 24, 2011, before me, the undersigned Notary Public in and for said County and State, personally appeared John E. Shaffer, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Grace Fill
Notary Public

My Commission Expires:

    July 28, 2013

ACKNOWLEDGMENT OF ORIGINAL GUARANTOR

STATE OF Illinois	)
	)	ss
COUNTY OF Cook	)

On August 24, 2011, before me, the undersigned Notary Public in and for said County and State, personally appeared Robert E. Smietana, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Grace Fill
Notary Public

My Commission Expires:

    July 28, 2013

ACKNOWLEDGMENT OF ORIGINAL GUARANTOR

STATE OF Illinois	)
	)	ss
COUNTY OF Cook	)

On August 24, 2011, before me, the undersigned Notary Public in and for said County and State, personally appeared Melissa S. Pielet, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Grace Fill
Notary Public

My Commission Expires:

July 28, 2013

EXHIBIT A

TO ASSUMPTION AGREEMENT

PREPARED BY AND	)
WHEN RECORDED MAIL TO:	)
)
Anderson, McCoy & Orta, P.C.	)
100 N. Broadway, Suite 2600)
Oklahoma City, Oklahoma 73102)
Attn: Mike Anderson	)
Loan No. 50-2855974)

Tax Parcel No. 02-28-201-003

MEMORANDUM OF ASSUMPTION AGREEMENT

Crossroads Bolingbrook, LLC, an Illinois limited liability company and RES Crossroads Bolingbrook, LLC, a Delaware limited liability company, with a mailing address at 233 South Wacker Drive, Suite 350, Chicago, IL 60606 (collectively tenant-in-common “Borrower”), Robert E. Smietana, John E. Shaffer and Melissa S. Pielet, each an individual, with a mailing address at 336 Warwick Road, Kenilworth, IL 60043, 1135 Forest Avenue, River Forest, IL 60305, and 2027 Partridge Lane, Highland Park, IL 60035, respectively (collectively “Original Guarantor”), IIT Bolingbrook - Park 55 DC LLC, a Delaware limited liability company, with a mailing address at 518 17th Street, 17th Floor, Denver, Colorado 80202 (“Assumptor”), Industrial Income Trust, Inc., a Maryland corporation, with a mailing address at 518 17th Street, Denver, Colorado 80202 (“New Guarantor”), and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, N.A., AS TRUSTEE, SUCCESSOR TO WELLS FARGO BANK, N.A., AS TRUSTEE, FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C27, with a mailing address c/o Wells Fargo Bank, N. A., Commercial Mortgage Servicing, 1901 Harrison Street, 2nd Floor, Oakland, CA 94612 (“Noteholder”), are parties to that certain ASSUMPTION AGREEMENT dated of even date herewith (“Assumption Agreement”). The undersigned parties agree that all obligations under that certain Promissory Note (“Note”) dated June 23, 2006, in the original principal amount of Six Million Three Hundred Fifty Thousand and no/100 Dollars ($6,350,000.00), secured by that certain Mortgage, Security Agreement and Fixture Filing executed by Borrower and recorded on June 28, 2006, as Document No. R2006106022 with the Will County Recorder, State of Illinois (“Official Records”), the Original Lender’s interest under which was assigned to Noteholder by instrument recorded on August 13, 2009, as Document No. R2009099024, in said Official Records; that certain Assignment of Leases and Rents executed by Borrower, which was recorded on June 28, 2006, as Document No. R2006106023, with said Official Records, the Original Lender’s interest under which was assigned to Noteholder by instrument recorded on August 13, 2009, as Document No. R2009099024 in said Official Records; that certain UCC-1 Financing Statement filed on July 11, 2006, as Document No. R2006112540/U2006000415 with said Official Records; and all other Loan Documents (as defined in the Assumption Agreement) securing the real property described on EXHIBIT A, have been assumed by Assumptor upon the terms and conditions set forth in the Assumption Agreement. The Assumption Agreement is by this reference incorporated herein and made a part hereof. This Memorandum of Assumption Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original and all of which taken together will be deemed to be one and the same instrument.

Dated:                     , 2011